FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-9712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of the United States Cellular Corporation (“U.S. Cellular”) Compensation Plan for Non-Employee Directors (the “Director Plan”):

On March 6, 2012, the U.S. Cellular board of directors approved an amendment of the Director Plan to increase the amount of the annual cash retainer from $55,000 to $80,000 and to increase the amount of the annual stock award from $55,000 to $80,000.

This amendment was made effective as of March 1, 2012.

This increase was based on a review of director compensation paid by other comparable companies and other relevant considerations and was intended to more closely align the compensation paid to non-employee directors with such comparable companies.

The purpose of the Director Plan is to provide appropriate compensation to non-employee directors for their service to U.S. Cellular and to ensure that qualified persons serve as non-employee members of the U.S. Cellular Board.

Other terms of the Director Plan have not changed and  are described under “Director Compensation” in the U.S. Cellular definitive proxy statement dated April 14, 2011, as filed with the SEC on Schedule 14A on April 14, 2011 which is incorporated by reference herein.

The foregoing description of the Director Plan before the above amendment, is qualified in its entirety by reference to the Director Plan, which is included as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01.  Financial Statements and Exhibits

(d)        Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation

(Registrant)

Date:  March 7, 2012

By:	/s/ Steven T. Campbell
Steven T. Campbell Executive Vice President - Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed herewith as noted below.

Exhibit No.	Description of Exhibit

10.1	U.S. Cellular Compensation Plan for Non-Employee Directors, is hereby incorporated by reference from Exhibit B to the U.S. Cellular definitive proxy statement dated April 15, 2009, which was filed with the SEC on Schedule 14A on April 15, 2009